Exhibit 99.1

APOLLO MEDICAL HOLDINGS REPORTS 46% REVENUE GROWTH
YEAR OVER YEAR FOR THE 1st QUARTER OF 2018

Alhambra, CA and Glendale, CA – (PR Newswire) – May 15, 2018 – Apollo Medical Holdings, Inc. (“ApolloMed” or “the Company”) (NASDAQ: AMEH), an integrated population health management company, today announced its consolidated 1st Quarter financial results for the three months ended March 31, 2018.

Financial Highlights for the Three Months Ended March 31, 2018 Compared to the Three Months Ended March 31, 2017 (unaudited):

•	Net revenue of $124.2 million as compared to net revenue of $85.3 million in the comparable period of 2017, an increase of 46%.

•	Income from operations of $22.7 million as compared to $15.7 million in the comparable period of 2017, an increase of 45%.

•	Net income attributable to Apollo Medical Holdings, Inc. of $2.2 million as compared to $4.3 million in the comparable period of 2017, a decrease of 50%. The decrease in net income was due to post-merger integration-related costs and investments to support two new management services agreements (“MSA”). The Company expects to substantially complete its merger integration by the end of Q2 and does not expect any further material expenditures to support the new contracts beyond Q1.

•	As of March 31, 2018, the Company had total assets of $521.6 million, including cash and cash equivalents of $103.7 million.

Notes to the Financial Highlights for the Three Months Ended March 31, 2018:

•	On January 8, 2018, the Company announced that it had entered into a ten year MSA with Accountable Health Care IPA to manage 160,000 capitated health plan members, including all hospital risk pools.

•	On February 5, 2018, the Company announced that it had entered into an MSA with Golden Shore Medical Group to manage over 100,000 capitated health plan members in four California counties. Dr. J. Mario Molina, formerly the Chief Executive Officer and Chairman of Molina Healthcare, serves as President and owner of Golden Shore.

“We are very pleased with the progress of our long term growth initiatives, especially with our continued strong organic revenue growth,” stated Warren Hosseinion, M.D., Co-Chief Executive Officer of Apollo Medical Holdings. “We are confident in our future and believe we are well-positioned for continued growth.”

“In Q1 2018, our management team focused on integrating the two companies post-merger,” stated Thomas Lam, M.D., Co-Chief Executive Officer of Apollo Medical Holdings. “We also made important investments to support the management of the additional 260,000 patients.”

“We are pleased with our Q1 2018 financial results,” stated Kenneth Sim, M.D., Executive Chairman of Apollo Medical Holdings. “We believe that there will be no further material investments necessary to support the new contracts in Q2 and expect that post-merger integration costs will be less in Q2 than in Q1 and the integration will be substantially completed by the end of Q2. We look forward to the rest of fiscal year 2018.”

For more details on ApolloMed’s March 31, 2018 quarter end results, please refer to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2018	December 31, 2017

Assets

Current assets
Cash and cash equivalents	$103,731,761	$99,749,199
Restricted cash – short-term	18,028,116	18,005,661
Fiduciary cash	1,386,474	2,017,437
Investment in marketable securities	1,138,477	1,143,095
Receivables, net	52,805,123	20,117,304
Prepaid expenses and other current assets	3,525,437	3,126,866

Total current assets	180,615,388	144,159,562

Noncurrent assets
Land, property and equipment, net	13,700,034	13,814,306
Intangible assets, net	99,138,657	103,533,558
Goodwill	188,933,191	189,847,202
Loans receivable – related parties	5,000,000	5,000,000
Loan receivable	10,000,000	10,000,000
Investments in other entities – equity method	21,875,500	21,903,524
Restricted cash – long-term	745,293	745,235
Other assets	1,585,850	1,632,406

Total noncurrent assets	340,978,525	346,476,231

Total assets	$521,593,913	$490,635,793

Liabilities, Mezzanine Equity and Stockholders’ Equity

Current liabilities
Lines of credit	$5,000,000	$5,025,000
Accounts payable and accrued expenses	12,110,530	13,279,620
Incentives payable	14,900,000	21,500,000
Fiduciary accounts payable	1,386,474	2,017,437
Medical liabilities	69,110,826	63,972,318
Income taxes payable	7,614,669	3,198,495
Bank loan, short-term	394,783	510,391
Capital lease obligations	99,480	98,738

Total current liabilities	110,616,762	109,601,999

Noncurrent liabilities
Deferred tax liability	30,055,819	24,916,598
Liability for unissued equity shares	1,185,025	1,185,025
Dividends payable	18,000,000	18,000,000
Capital lease obligations, net of current portion	593,852	619,001

Total noncurrent liabilities	49,834,696	44,720,624

Total liabilities	160,451,458	154,322,623

Commitments and Contingencies

Mezzanine equity
Noncontrolling interest in Allied Pacific of California IPA (“APC”)	190,654,312	172,129,744

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	-	-
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	-	-
Common stock, par value $0.001; 100,000,000 shares authorized, 32,652,295 and 32,304,876 shares outstanding, excluding 1,682,110 shares held by APC, at March 31, 2018 and December 31, 2017, respectively	32,653	32,305
Additional paid-in capital	160,736,190	158,181,192
Retained earnings	4,897,454	1,734,531
	165,666,297	159,948,028

Noncontrolling interest	4,821,846	4,235,398

Total stockholders’ equity	170,488,143	164,183,426

Total liabilities, mezzanine equity and stockholders’ equity	$521,593,913	$490,635,793

APOLLO MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

Three Months Ended March 31,	2018	2017

Revenue
Capitation, net	$85,905,284	$64,716,133
Risk pool settlements and incentives	17,986,736	11,137,200
Management fee income	12,074,572	6,537,110
Fee-for-service, net	7,748,109	2,663,913
Other income	452,026	281,706

Total revenue	124,166,727	85,336,062

Expenses
Cost of services	84,670,608	59,607,514
General and administrative expenses	11,735,898	5,211,633
Depreciation and amortization	5,058,512	4,836,351

Total expenses	101,465,018	69,655,498

Income from operations	22,701,709	15,680,564

Other income (expense)
(Loss) income from equity method investments	(28,024)	2,227,262
Interest expense	(85,001)	(811)
Interest income	269,818	182,285
Change in fair value of derivative instrument	-	1,522,222
Other income	87,993	1,514

Total other income, net	244,786	3,932,472

Income before provision for income taxes	22,946,495	19,613,036

Provision for income taxes	7,228,840	7,889,245

Net income	15,717,655	11,723,791

Net income attributable to noncontrolling interests	13,557,200	7,374,130

Net income attributable to Apollo Medical Holdings, Inc.	$2,160,455	$4,349,661

Earnings per share – basic	$0.07	$0.17

Earnings per share – diluted	$0.06	$0.15

Weighted average shares of common stock outstanding – basic	32,421,467	25,067,954

Weighted average shares of common stock outstanding – diluted	38,098,373	28,445,647

Note About Historical Results for Periods Prior to the Merger

Following the closing of the merger involving Apollo Medical Holdings, Inc. (“ApolloMed”) and Network Medical Management, Inc. (“NMM”) in December 2017 (the “Merger”), NMM is now a wholly-owned subsidiary of ApolloMed and the former NMM shareholders own a majority of the issued and outstanding common stock of ApolloMed. For accounting purposes, the Merger is treated as a “reverse acquisition” and NMM is considered the accounting acquirer and ApolloMed the accounting acquiree. Accordingly, as of the closing of the Merger, for comparison purposes, NMM’s historical results of operations replaced ApolloMed’s historical results of operations for all periods prior to the Merger, and the results of operations of both companies are included in the Company’s consolidated financial statements for all periods following the Merger.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which the Company holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third-party equity ownership interests (including certain VIEs) in the Company’s consolidated entities. The amount of net income attributable to noncontrolling interests is disclosed in the condensed consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 1,000,970 shares ApolloMed’s common stock to be issued as part of the Merger are subject to ApolloMed receiving from those former NMM shareholders a properly completed letter of transmittal (and related exhibits) before such former NMM shareholders may receive their pro rata portion of ApolloMed common stock and warrants.  Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the Merger. The Company’s condensed consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and the Company is legally obligated to issue these shares as of the closing of the Merger.

Shares of ApolloMed’s common stock owned by Allied Physicians of California IPA (d.b.a. Allied Pacific of California IPA), a variable interest entity of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s condensed consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc. (ApolloMed)

ApolloMed is a leading physician-centric integrated population health management company, which, together with its subsidiaries, including a Next Generation Accountable Care Organization (“NGACO”), and its affiliated Independent Physician Associations (each, an “IPA”), are working to provide coordinated, outcomes-based high-quality medical care for patients, particularly senior patients and patients with multiple chronic conditions, in a cost-effective manner.  Led by a management team with over two decades of experience,  ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated health management and healthcare delivery platform that includes: Network Medical Management (MSO),  Apollo Medical Management (MSO), ApolloMed Hospitalists, APA ACO (Next Generation ACO), Allied Physicians of California (IPA), Maverick Medical Group (IPA) and Apollo Care Connect (Digital Population Health Management Platform). ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s integration-related costs following the closing of the Merger, the expected substantial completion of such integration, the future growth of the Company, the Company’s future business model, financial conditions and strategic transactions (including mergers, acquisitions and management services agreements) as well as the prospects of and future investments for the Company’s strategic transactions. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, associated with such statements, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company and its subsidiaries and variable interest entities to be materially different than those that may be anticipated on the basis of historical trends. Examples of such risks and uncertainties include but are not limited to:

•	risks related to the Company’s ability, following the consummation of the reverse merger of Apollo Medical Holdings, Inc. and Network Medical Management, Inc., to successfully integrate operations of the two groups, including realizing the synergies anticipated from the transaction, which may not be fully realized or may take longer to realize than expected; and the Company’s ability to successfully locate new strategic targets and integrate its operations following mergers, acquisitions or other strategic transactions, including that the integration may be more costly or more time consuming and complex than anticipated and that synergies anticipated to be realized may not be fully realized or may take longer to realize than expected,

•	the Company’s dependence on a few key payors,

•	the impact of emerging and existing competitors, the effect of new legislation on the Company’s industry and business,

•	the effectiveness of the Company’s compliance and control initiatives,

•	the success of the Company’s focus on next generation accountable care organization (“NGACO”), including whether the Company can continue to participate in the All-Inclusive Population-Based Payment (“AIPBP”) Mechanism of the NGACO Model,

•	the possibility that the Company’s expenses may exceed capitation payments, whether from CMS under the AIPBP Mechanism or health plans, which could lead to substantial losses, including that the final settlements of such incurred expenses and the Company’s actual earnings or losses are generally determined in subsequent periods,

•	general economic uncertainty, and

•	other factors described from time to time in the Company’s reports to the U.S. Securities and Exchange Commission (including without limitation the “Risk Factors” discussed in the Company’s Annual Report on Form 10-K filed on April 2, 2018).

Should one or more of these risks or uncertainties materialize, or should any expectations or assumptions underlying the relevant forward-looking statements prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in such statements as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Investors and other readers, therefore, should not place reliance on any forward-looking statements or use any historical trends to anticipate or predicate results or trends in future periods. Any statements included herein are made only as of the date hereof. The Company undertakes no obligation to update or revise any statement to reflect the impact of circumstances or events that arise after the date hereof, except as required by law, and also undertakes no obligation to correct or update information prepared by third parties.

FOR MORE INFORMATION, PLEASE CONTACT:

Warren Hosseinion, M.D.
Co-Chief Executive Officer
Apollo Medical Holdings, Inc.
(818) 839-5200
warrenhoss@apollomed.net